Exhibit 99.1

N e w s R e l e a s e
Corporate Headquarters 4601 College Boulevard, Suite 300 Leawood, Kansas 66211 USA +1-913-327-4200	For Immediate Release		Date: April 24, 2007
	Media and Investor Relations Contact:	Shruthi Dyapaiah	1-913-327-4225	sdyapaiah@euronetworldwide.com

Euronet Worldwide Reports First Quarter 2007 Financial Results

LEAWOOD, KANSAS, USA — April 24, 2007 — Euronet Worldwide Inc. (NASDAQ:EEFT), a leading electronic payments provider, today announced its first quarter 2007 financial results.

Euronet’s first quarter 2007 financial highlights included:
•	Consolidated revenues of $170.4 million, compared to $147.0 million for the first quarter 2006.
•	Adjusted EBITDA of $21.9 million, compared to $21.0 million for the first quarter 2006.
•	Operating income of $12.1 million, compared to $12.3 million in the first quarter 2006.
•	Net income of $9.6 million, or $0.24 diluted earnings per share, compared to net income for the first quarter 2006 of $9.4 million, or $0.24 diluted earnings per share.
•
The first quarter 2007 net income included a foreign exchange gain of $0.4 million, share-based compensation expense of $1.9 million, a tax-effected non-recurring arbitration loss of $0.9 million, and a gain from discontinued operations of $0.4 million; excluding these items, adjusted earnings per share was $0.28. Cash earnings per share was $0.31, derived by adding back $1.7 million to adjust earnings per share for the tax-effected amortization of acquired intangible assets. The first quarter 2006 net income included a foreign exchange gain of $1.6 million and share-based compensation expense of $1.9 million; excluding these, adjusted earnings per share for the first quarter 2006 was $0.24 and excluding $1.5 million for the tax-effected amortization of acquired intangible assets cash earnings per share was $0.28 per share.

•	A total of 270.2 million transactions processed in the first quarter of 2007, compared to 199.5 million transactions processed in the first quarter of 2006.

Segment and Other Results

Beginning in the first quarter 2007, Euronet combined its Software business with its EFT Processing Segment to better reflect the alignment of the software resources with the strategic success of the EFT business.  The Segment results reported below have been restated for prior periods to reflect the combination of the EFT Processing and Software segments for comparative purposes.

The EFT Processing Segment reported the following results:
•	First quarter 2007 revenues of $42.0 million, compared to $36.0 million for the first quarter 2006.
•	First quarter 2007 adjusted EBITDA of $11.0 million, compared to $11.2 million for the first quarter 2006.
•	First quarter 2007 operating income of $6.9 million, compared to $7.8 million for the first quarter 2006.
•	Transactions processed for the first quarter 2007 of 130.7 million, compared to 103.1 million transactions processed for the first quarter 2006.

The EFT Processing Segment completed the quarter with 9,182 ATMs owned or operated compared to 7,613 ATMs at the end of the first quarter 2006. The EFT Processing Segment’s revenue growth was primarily the result of the addition of ATMs under outsource management agreements together with the related transactions processed over those and other ATMs under management. The incremental adjusted EBITDA and operating income generated by this growth was offset by a $1.2 million non-recurring arbitration loss related to a claim by a former cash supply company related to the provision of cash during the fourth quarter 1999 and the first quarter 2000. Additionally, the EFT Processing Segment’s adjusted EBITDA and operating income were partially offset by incremental investments the Company has made to position itself for expanding card processing opportunities across Europe, investments to expand in additional Eastern European markets and the effect of certain rate concessions granted by the Company in prior periods to extend contracts through 2011.

Euronet owns and/or operates ATMs in Hungary, Poland, Germany, Croatia, the Czech Republic, the United Kingdom, Greece, Romania, Slovakia, Albania, Serbia, Montenegro, Ukraine, India and China.

 The Prepaid Processing Segment reported the following results:
•	First quarter 2007 revenues of $128.4 million, compared to $111.0 million for the first quarter 2006.
•	First quarter 2007 adjusted EBITDA of $12.7 million, compared to $12.3 million for the first quarter 2006.
•	First quarter 2007 operating income of $8.8 million, compared to $9.0 million for the first quarter 2006.
•	Transactions processed of 139.5 million in the first quarter 2007, compared to 96.4 million processed in the first quarter 2006.

The year-over-year improvement in revenue was primarily attributable to transaction growth. Operating income was slightly down as a result of start-up investments related to the money transfer product together with the expiration in the second quarter 2006 of exclusive mobile operator commissions in Spain as reported in previous quarters. If the impacts of the Spanish prepaid business and the money transfer product were excluded, the Prepaid Segment would have improved revenue by 20% and operating profits would have improved by 12%.  In February 2007, the Company completed the acquisition of a U.K. based prepaid processing business that contributed approximately 5% of the segment’s quarterly revenue growth, but had a neutral impact on the segment’s operating income.  If the acquired business’s results had not been included in the segment’s results for the quarter, the Prepaid Segment would have reported slightly improved operating income margins compared to the fourth quarter 2006.

The Prepaid Processing Segment processes electronic point-of-sale prepaid transactions at more than 356,000 point-of-sale terminals across more than 186,000 retailer locations in Europe, Asia Pacific, Africa and the U.S.

Corporate and Other had $3.6 million of operating expenses for the first quarter 2007, compared to $4.4 million in the first quarter 2006. The decrease was attributable to lower professional fees, share-based compensation and incentive compensation in the first quarter of 2007.

The Company’s unrestricted cash on hand was $419.5 million as of March 31, 2007 as compared to $321.1 million as of December 31, 2006. Euronet’s total indebtedness was $353.5 million as of March 31, 2007, as compared to $373.5 million as of December 31, 2006.

On April 4, 2007 the Company announced the completion of the acquisition of Ria Envia, Inc. (“RIA”) for $380 million in cash, 4,053,606 shares of Euronet common stock, 3,685,098 contingent value rights and 3,685,098 stock appreciation rights. The $380 million in cash was funded through cash from the Company’s balance sheet and the net proceeds of a $190 million seven-year secured term loan.

The results of RIA will be included in Euronet’s consolidated results beginning in the second quarter and will be reported as a separate business segment. Previously, the Company reported that it expected the RIA acquisition to be $0.07 to $0.13 dilutive to its 2007 adjusted earnings per share and $0.20 to $0.25 accretive to its 2008 adjusted earnings per share. Despite improving Mexican money transfer trends, the Company believes it is too early to conclude on a recovery of money transfers to Mexico. For 2007, the Company currently expects the results of the acquired business to be at the high end of the dilution range. For 2008, the Company’s previous expectations of $0.20 to $0.25 accretive earnings per share have not changed. On a cash earnings per share basis, the Company currently expects the RIA acquisition to be accretive by approximately $0.03 to $0.08 in 2007 and $0.40 to $0.45 in 2008, subject to recovery of transfers to Mexico.

Euronet also announced that it expects adjusted earnings per share for the second quarter 2007 to be approximately $0.21 to $0.22 per share, in which RIA is expected to be dilutive by approximately $0.08 per share in the second quarter. After exclusion of the tax-effected amortization of acquired intangible assets from adjusted earnings per share, the Company expects cash earnings per share to be approximately $0.29 to $0.31 per share, including RIA. These expectations do not include approximately $1.0 million to $1.5 million for anticipated restructuring charges to integrate the Company’s existing money transfer business with RIA.

In December 2004 and October 2005, the Company issued $140 million and $175 million, respectively, in convertible debentures.  These debentures are potentially convertible into approximately 4.2 million and 4.3 million shares, respectively, of the Company’s common stock, subject to adjustment.  As required by EITF 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share,” regardless of whether the conditions upon which the debentures would be convertible into shares of the Company’s common stock have been met, if dilutive, the impact of the contingently issuable shares is included in the calculation of diluted earnings per share under the “if converted” method. The assumed conversion of the December 2004 debentures was dilutive for the first quarter 2007 and for the first quarter 2006.  Accordingly, for the first quarter 2007 and for the first quarter 2006, 4.2 million contingently issuable shares have been assumed to be outstanding for the period, and $0.7 million and $0.8 million, respectively, in related interest charges and amortization of debt issuance costs have been added back to income available to common shareholders to determine diluted earnings per share for the first quarter 2007 and the first quarter 2006. The assumed conversion of the October 2005 debentures was not dilutive for the first quarter 2007 or for the first quarter 2006.  The Company expects the December 2004 debentures to continue to be dilutive in future periods. The impact of the October 2005 debentures on future earnings per share may become dilutive if earnings per share continue to increase.

We believe that adjusted EBITDA, adjusted earnings per share and cash earnings per share provide useful information to investors because they are indicators of the strength and performance of our ongoing business operations, including our ability to fund capital expenditures, acquisitions and operations and to incur and service debt. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the operating performance and value of companies within the payment processing industry.

The Company’s management analyzes historical results adjusted for certain items that are non-operational, not necessarily ongoing in nature or that are incremental to the baseline of the business, and management believes the exclusion of these items provides a more complete basis for evaluating the underlying business unit performance.

Adjusted EBITDA is defined as operating income excluding depreciation, amortization and share-based compensation expenses. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent a non-cash current period allocation of costs associated with long-lived assets acquired in prior periods.  Similarly, the expense recorded for share-based compensation does not represent a current or future period cash cost.

Adjusted earnings per share is defined as diluted GAAP earnings per share excluding the impacts of a) foreign exchange gains or losses, b) discontinued operations, c) debt restructuring charges, d) share based compensation and e) other non-operating or unusual items that cannot be accurately projected.

Cash earnings per share is defined as diluted GAAP earnings per share excluding the impacts of a) foreign exchange gains or losses, b) discontinued operations, c) debt restructuring charges, d) share based compensation, e) tax-effected intangible asset amortization and f) other non-operating or unusual items that cannot be accurately projected.

The attached schedules provide a full reconciliation of these and other non-GAAP financial measures to a corresponding GAAP financial measure.

Euronet Worldwide will host an analyst conference call on Wednesday, April 25, 2007, at 9:00 a.m. U.S. Eastern Time to discuss these results. The conference call will be broadcast on the Internet and can be accessed via the Euronet Worldwide Internet site at www.euronetworldwide.com or via Vcall at http://www.vcall.com/IC/CEPage.asp?ID=115913. For those without Internet access, the conference call-in number is +1-877-407-9210 (USA) or +1-201-689-8049 (non-USA).

For those unable to attend the live broadcast, a replay will be available beginning approximately one hour after the event at http://www.vcall.com/IC/CEPage.asp?ID=115913 as well as via phone. To dial in for the replay, the call-in number is +1-877-660-6853 (USA) or +1-201-612-7415 (non-USA). The account number is 286 and the conference ID number is 238041. The call and webcast replay will be available for one month and three months respectively. You can also access the Earnings presentation at http://www.eeft.com/investors/library/presentations.asp. No fees are charged to access any event.

About Euronet Worldwide
Euronet Worldwide is an industry leader in processing secure electronic financial transactions. The Company offers outsourcing and consulting services, integrated EFT software, network gateways, electronic prepaid top-up services to financial institutions, mobile operators and retailers, as well as electronic consumer money transfer and bill payment services. Euronet operates and services the largest pan-European group of ATMs and operates the largest Indian shared ATM network. Euronet is also one of the largest providers of prepaid processing, or top-up services, for prepaid mobile airtime. Additionally, with the completion of the acquisition of Ria Envia Inc. in April 2007, Euronet has established itself as the third-largest global money transfer company. The Company has processing centers located in the U.S., Europe and Asia, and processes electronic top-up transactions at more than 356,000 point-of-sale terminals across more than 186,000 retailers in Europe, Asia Pacific, Africa and the U.S. With corporate headquarters in Leawood, Kansas, USA, and 26 worldwide offices, Euronet serves clients in approximately 100 countries. Visit the Company’s web site at www.euronetworldwide.com.

Statements contained in this news release that concern Euronet’s or its management's intentions, expectations, or predictions of future performance, are forward-looking statements. Euronet's actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including: technological developments affecting the market for the Company’s products and services; foreign exchange fluctuations; and changes in laws and regulations affecting the Company's business. These risks and other risks are described in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained by contacting the Company or the SEC. Euronet does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

EURONET WORLDWIDE, INC.
Consolidated Statements of Income
(unaudited - in millions, except share and per share data)

	Three Months Ended
	March 31,
	2007	2006

Revenues:
EFT Processing	$42.0	$36.0
Prepaid Processing	128.4	111.0
Total revenues	170.4	147.0

Operating expenses:
Direct operating costs	120.6	101.2
Salaries and benefits	19.0	18.1
Selling, general and administrative	10.8	8.6
Depreciation and amortization	7.9	6.8
Total operating expenses	158.3	134.7
Operating income	12.1	12.3

Other income (expense):
Interest income	4.3	2.7
Interest expense	(3.5)	(3.5)
Income from unconsolidated affiliates	0.2	0.2
Foreign exchange gain, net	0.4	1.6
Total other income (expense)	1.4	1.0
Income before income taxes and minority interest	13.5	13.3

Income tax expense	(3.9)	(3.6)
Minority interest	(0.4)	(0.3)

Income from continuing operations	9.2	9.4

Gain from discontinued operations	0.4	-

Net income	$9.6	$9.4

Earnings per share - diluted:
Continuing operations	$0.23	$0.24
Discontinued operations	0.01	-
Total	$0.24	$0.24

Diluted weighted average shares outstanding	43,688,014	42,263,210

EURONET WORLDWIDE, INC.
Consolidated Summary Balance Sheets
(in millions)

	As of
	March 31,	As of
	2007	December 31,
	(unaudited)	2006

ASSETS
Current assets:
Cash and cash equivalents	$419.5	$321.1
Restricted cash	122.2	80.7
Inventory - PINs and other	48.9	49.5
Trade accounts receivable, net	205.9	212.6
Other current assets, net	29.9	24.6

Total current assets	826.4	688.5

Property and equipment, net	55.6	55.2
Goodwill and intangible assets, net	353.5	326.2
Other assets, net	37.8	38.2

Total assets	$1,273.3	$1,108.1

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other current liabilities	$402.1	$393.1
Short-term borrowings and current portions of capital lease and long-term debt obligations	9.5	11.0

Total current liabilities	411.6	404.1

Debt obligations, net of current portion	331.1	349.1
Capital lease obligations, net of current portion	12.9	13.4
Deferred income tax	44.5	43.1
Other long-term liabilities	1.9	1.8
Minority interest	7.2	8.3

Total liabilities	809.2	819.8

Stockholders' equity	464.1	288.3

Total liabilities and stockholders' equity	$1,273.3	$1,108.1

EURONET WORLDWIDE, INC.
Reconciliation of Operating Income to Adjusted EBITDA by Segment
(unaudited - in millions)

	Three Months Ended March 31, 2007

	EFT	Prepaid
	Processing	Processing	Consolidated

Operating Income	$6.9	$8.8	$12.1

Add: Depreciation and amortization	4.1	3.8	7.9
Add: Share-based compensation	-	0.1	1.9

Earnings before interest, taxes, depreciation,
amortization and share-based
compensation (Adjusted EBITDA)	$11.0	$12.7	$21.9

	Three Months Ended March 31, 2006

	EFT	Prepaid
	Processing	Processing	Consolidated

Operating Income	$7.8	$9.0	$12.3

Add: Depreciation and amortization	3.4	3.3	6.8
Add: Share-based compensation	-	-	1.9

Earnings before interest, taxes, depreciation,
amortization and share-based
compensation (Adjusted EBITDA)	$11.2	$12.3	$21.0

EURONET WORLDWIDE, INC.
Reconciliation of Prepaid Processing Segment Results
to Prepaid Processing Segment Results excluding Spanish prepaid and money transfer businesses
(unaudited - in millions)

	Three Months Ended March 31,

	2007		2006
	Total	Operating	Total	Operating
	Revenues	Income	Revenues	Income

Prepaid Processing Segment	$128.4	$8.8	$111.0	$9.0

Less: Spanish prepaid and money transfer businesses	10.4	(0.7)	12.5	0.5

Prepaid Processing Segment excluding
Spanish prepaid and money transfer businesses	$118.0	$9.5	$98.5	$8.5

EURONET WORLDWIDE, INC.
Reconciliation of Adjusted Earnings per Share
(unaudited - in millions, except share and per share data)

	Three Months Ended
	March 31,
	2007	2006

Net income	$9.6	$9.4
Convertible debt issuance costs (1)	0.1	0.2
Interest on convertible debt (1)	0.6	0.6

Earnings applicable for common shareholders	10.3	10.2

Gain from discontinued operations	(0.4)	-
Arbitration loss, net of tax	0.9	-
Foreign exchange gain	(0.4)	(1.6)
Share-based compensation	1.9	1.9

Earnings applicable for common shareholders before
foreign exchange gains/losses, discontinued operations,
share-based compensation and arbitration loss	$12.3	$10.5

Adjusted earnings per share - diluted (2)	$0.28	$0.24

Diluted weighted average shares outstanding (1)	43,688,014	42,263,210
Effect of unrecognized share-based compensation on diluted shares outstanding	1,028,710	663,389
Adjusted diluted weighted average shares outstanding	44,716,724	42,926,599

(1) As required by GAAP, convertible debt issuance and interest costs are excluded from income for the purpose of calculating diluted earnings per share for any period when the convertible debentures, if converted, would be dilutive to earnings per share.
Further, the convertible shares are treated as if all were outstanding for the period.

(2) Adjusted earnings per share is a non-GAAP measure that should be considered in addition to, and not as a substitute for, earnings per share computed in accordance with GAAP.

EURONET WORLDWIDE, INC.
Reconciliation of Cash Earnings per Share
(unaudited - in millions, except share and per share data)

	Three Months Ended
	March 31,
	2007	2006

Net income	$9.6	$9.4
Convertible debt issuance costs (1)	0.1	0.2
Interest on convertible debt (1)	0.6	0.6

Earnings applicable for common shareholders	10.3	10.2

Gain from discontinued operations	(0.4)	-
Arbitration loss, net of tax	0.9	-
Foreign exchange gain	(0.4)	(1.6)
Share-based compensation, net of tax	1.8	1.8
Intangible asset amortization, net of tax	1.7	1.5

Earnings applicable for common shareholders before foreign
exchange gains/losses, discontinued operations, share-based
compensation, intangible asset amortization and arbitration loss	$13.9	$11.9

Cash earnings per share - diluted (2)	$0.31	$0.28

Diluted weighted average shares outstanding (1)	43,688,014	42,263,210
Effect of unrecognized share-based compensation on diluted shares outstanding	1,028,710	663,389
Adjusted diluted weighted average shares outstanding	44,716,724	42,926,599

(1) As required by GAAP, convertible debt issuance and interest costs are excluded from income for the purpose of calculating diluted earnings per share for any period when the convertible debentures, if converted, would be dilutive to earnings per share.
Further, the convertible shares are treated as if all were outstanding for the period.

(2) Cash earnings per share is a non-GAAP measure that should be considered in addition to, and not as a substitute for, earnings per share computed in accordance with GAAP.